SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2005

FSI International, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-17276	41-1223238

(State or other jurisdiction) of incorporation	(Commission File Number)	(IRS Employer Identification No.)

3455 Lyman Boulevard Chaska, Minnesota	55318

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 448-5440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Security Holders.

     On January 7, 2005, the board of directors (the “Board”) of FSI International, Inc. (“FSI”) approved an amendment to the Share Rights Agreement, dated as of May 22, 1997, as amended on March 26, 1998, March 9, 2000 and April 3, 2002, by and between FSI and Computershare Investor Services (formerly Harris Trust and Savings Bank), as Rights Agent (the “Rights Agreement”), to (a) eliminate the concept of a “Continuing Director” (as defined in the Rights Agreement); (b) eliminate certain provisions relating to certain required approvals by the “Continuing Directors;” (c) eliminate the concept of the “Whitman Funds” (as defined in the Rights Agreement); and (d) to make certain related modifications. The Form of Fourth Amendment to Rights Agreement is attached hereto as Exhibit 4.1 (the “Fourth Amendment”) and is incorporated herein by reference.

     The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits

4.1	Form of Fourth Amendment to Share Rights Agreement, dated as of May 22, 1997, as amended on March 26, 1998, March 9, 2000 and April 3, 2002, by and between FSI and Computershare Investor Services (formerly Harris Trust and Savings Bank), as Rights Agent.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FSI INTERNATIONAL, INC.
By	/s/ Patricia M. Hollister
Patricia M. Hollister
Chief Financial Officer

Date: January 11, 2005

Exhibit Index

Exhibit	Description
4.1	Form of Fourth Amendment to Share Rights Agreement, dated as of May 22, 1997, as amended on March 26, 1998, March 9, 2000 and April 3, 2002, by and between FSI and Computershare Investor Services (formerly Harris Trust and Savings Bank), as Rights Agent.